EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 23, 2017, accompanying the audited consolidated financial statements for the years ended December 31, 2017 and 2016 of United Cannabis Corporation.  We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s. 333-214253, 333-219134 and 333-222997).

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, Colorado

March 28, 2017